Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53801, 333-52699, 333-98479 and 333-142710) and Form S-3 (Nos. 2-89469, 333-32525 and 333-207239) of American Express Company of our report dated February 19, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 19, 2016